UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           June 3, 2005

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments.

(a)                                  The Registrant’s wholly-owned subsidiary, Zenith Insurance Company (“Zenith”), has an investment in the common stock of Advent Capital (Holdings) PLC (“Advent”).  On June 3, 2005, Advent closed the sale of  114,285,714 shares of its common stock in a public offering at the U.S. dollar equivalent of $0.64 per share.  On the same date, Advent common stock was listed for trading on the Alternative Investments Market of the London Stock Exchange (“AIM”).  Previously, there was no public market for such shares.  To reflect the publicly traded market price of Advent common stock, the Registrant determined on June 3, 2005, in accordance with its investments accounting policy, that the carrying value of its investment in the common stock of Advent should be reduced to its fair value.

Prior to the sale of additional shares of its common stock by Advent, Zenith owned approximately 20.9% of the outstanding shares of Advent and the Registrant was accounting for its investment under the equity method of accounting.  After the sale of additional shares of common stock by Advent, Zenith owns 10.0% of the outstanding shares of Advent and will account for its investment in Advent under the cost method.

Zenith does not presently intend to sell any of its shares of Advent common stock.

(b)                                 The Registrant estimates a charge of approximately $9.5 million, before tax, ($6.2 million after tax) will be recorded in the second quarter of 2005 as a reduction of realized gains on investments.  Notwithstanding this charge, the Registrant expects that it will recognize net realized gains on investments in the second quarter of 2005.

(c)                                  This charge will not result in any cash expenditures.

This current report contains statements concerning the Registrant’s future results and performance and other statements that are “forward looking” statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended.  Statements containing words such as expect, anticipate, believe, estimate, or similar words that are used in this current report are intended to identify forward-looking statements.  The Registrant undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  In particular, recognition of net realized gains on investments in the second quarter of 2005 is subject to risks and uncertainties that include, but are not limited to, the following:  (1) the creditworthiness of, or default by, borrowers in whose debt instruments the Registrant has invested; (2) economic and other events affecting the long term viability of companies in whose equity security the Registrant has invested; and (3) other risks detailed herein and from time to time in the Registrant’s other reports and filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated: June 6, 2005	By:	/s/ William J. Owen
		Name:	William J. Owen
		Title:	Senior Vice President
and Chief Financial
Officer